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                                                                Exhibit(a)1.b.

                               ARTICLES OF AMENDMENT
                                 OF THE CHARTER OF
                        AMERICAN NATIONAL INCOME FUND, INC.


     Pursuant to the provisions of Section 2-605(a)(4) of the General Corporation Law of the State of Maryland (the "GCL"), American National Income Fund, Inc. (the "Corporation"), a Maryland corporation, has adopted the amendment to its Articles of Incorporation as stated in these Articles of Amendment.

                                      ARTICLE I

     The name of the Corporation is American National Income Fund, Inc.

                                      ARTICLE II

     The Corporation is registered as an open-end company under the Investment Company Act of 1940.

                                     ARTICLE III

     Article II of the Amended and Restated Articles of Incorporation is amended to change the name of the Corporation. As amended, Article II reads as follows:

            "The name of the corporation is SM&R EQUITY INCOME FUND, INC."

                                      ARTICLE IV

     The amendment is limited to a change expressly permitted by Section 2-605 of the GCL.

                                      ARTICLE V

     The amendment was approved by a majority of the entire board of directors of the Corporation.

                                      ARTICLE VI

     In accordance with Section 2-610.1(2) of the GCL, the amendment contained in these Articles of Amendment shall be effective as of December 31, 1998.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 7th day of December, 1998.

ATTEST:                                 AMERICAN NATIONAL INCOME FUND, INC.

/s/ Teresa E. Axelson                   By:  /s/ Michael W. McCroskey
----------------------------                 -------------------------------
Teresa E. Axelson, Secretary                 Michael W. McCroskey, President
----------------------------                 -------------------------------


     THE UNDERSIGNED, President of American National Income Fund, Inc., who executed on behalf of said corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                             /s/ Michael W. McCroskey
                                             -------------------------------
                                             Michael W. McCroskey, President
                                             -------------------------------